EXHIBIT 4.4
                                                                     -----------

                             SUBORDINATION AGREEMENT
                             -----------------------

         THIS SUBORDINATION AGREEMENT (this "Agreement") dated as of January 27, 2005, by and among:

         VELOCITY ASSET MANAGEMENT, INC., a Delaware Corporation, and TLOP ACQUISITION COMPANY, LLC, a New Jersey limited liability company (collectively, the "Subordinated Creditor"), VELOCITY INVESTMENTS, L.L.C., a New Jersey limited liability company, as borrower (the "Borrower"), and WELLS FARGO FOOTHILL, INC., a California corporation ("Lender"), which is the Lender under that certain Loan and Security Agreement of even date herewith, by and between Lender and Borrower (as the same may be amended, restated, renewed, replaced, supplemented, extended or otherwise modified from time to time, the "Loan Agreement").

                        W I T N E S S E T H   T H A T:

         In order to induce Lender to make or continue to make financial accommodations to Borrower provided for in the Loan Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Subordinated Creditor hereby agree with Lender that, so long as any Senior Indebtedness (as hereinafter defined) is outstanding or Lender's commitment to make Advances under the Loan Agreement remains, each such party will comply with such of the following provisions as are applicable to it.

         1.       Certain Definitions.

         1.1 Insolvency Proceeding. The term "Insolvency Proceeding" shall mean any voluntary or involuntary dissolution, winding-up, total or partial liquidation, reorganization or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving Borrower or Subordinated Creditor, or the readjustment of the liabilities of Borrower or Subordinated Creditor or any assignment for the benefit of creditors or any marshalling of the assets or liabilities of Borrower or Subordinated Creditor .

         1.2 Senior Indebtedness. The term "Senior Indebtedness" shall mean any and all loans, advances, extensions of credit to, and all other indebtedness, obligations and liabilities, now existing or hereafter arising, direct or contingent, of Subordinated Creditor or Borrower now or hereafter owing to Lender, outstanding from time to time, whether pursuant to the Loan Agreement, the Guaranty executed by either Subordinated Creditor or otherwise and any and all indebtedness to Lender in respect of any and all future loans or advances or extensions of credit made to Subordinated Creditor or Borrower by Lender, prior to, during or following any proceeding in respect of any Insolvency Proceeding, together with interest thereon and all fees, expenses and other amounts (including costs of collection and reasonable attorneys' fees) at any time owing to Lender, whether arising in connection with the Loan Agreement, the Guaranty or such other indebtedness (regardless of the extent to which the Loan Agreement, the Guaranty or such other indebtedness is enforceable against Subordinated Creditor or Borrower and regardless of the extent to which such amounts are allowed as claims against Subordinated Creditor or Borrower in any


SUBORDINATION AGREEMENT - Page 1
-----------------------

Insolvency Proceeding, and including any interest thereon accruing after the commencement of any Insolvency Proceeding and any other interest that would have accrued thereon but for the commencement of such Insolvency Proceeding), provided, however, post-petition interest shall be included in Senior Indebtedness only to the extent allowed by the Bankruptcy Court. All Senior Indebtedness shall be entitled to the benefits of this Agreement without notice thereof being given to the Subordinated Creditor.

         1.3 Subordinated Indebtedness. The term "Subordinated Indebtedness" shall mean all sums owing to Subordinated Creditor by Borrower for advances or loans made or property transferred to Borrower, now owed or hereafter arising, and all claims, rights, causes of action, judgments and decrees in respect of the foregoing, but only to the extent that such sums, when added to Borrower's member's equity do not exceed $3,250,000.

         1.4 Other Capitalized Terms. Except as otherwise specified herein, capitalized terms used in this Agreement which are defined in the Loan Agreement have the same meanings herein as therein.

         2. Representations and Warranties. The Subordinated Creditor hereby represents and warrants to the Lender that:

                  (a) As of the date hereof, the aggregate outstanding and unpaid Subordinated Indebtedness owing by Borrower to Subordinated Creditor is described on Exhibit A attached hereto.

                  (b) There is no default in respect of the Subordinated Indebtedness.

         3.       Terms of Subordination.

         3.1 No Transfer. The Subordinated Creditor shall not sell or otherwise dispose of any of the Subordinated Indebtedness except with the prior written consent of Lender and except to a person who agrees in advance in writing, pursuant to an agreement in form acceptable to Lender, to become a party hereto. Subordinated Creditor shall give Lender at least thirty (30) days' prior written notice of any such proposed transfer stating the identity of the transferee and providing such other information as Lender shall require.

         3.2 Payment Subordinated. Anything in the instruments or agreements evidencing Subordinated Indebtedness to the contrary notwithstanding, the payment of the Subordinated Indebtedness is and shall be expressly subordinate and junior in right of payment and exercise of remedies to the prior indefeasible payment in full in cash of the Senior Indebtedness to the extent and in the manner provided herein, and the Subordinated Indebtedness is hereby subordinated as a claim against Borrower or any of the assets of, or ownership interests in, Borrower whether such claim be (a) in the event of any distribution of the assets of Borrower upon any Insolvency Proceeding, or (b) other than in connection with an Insolvency Proceeding, to the prior indefeasible payment in full in cash of the Senior Indebtedness. In furtherance of the foregoing, except as expressly permitted by the Loan Agreement or this Subordination Agreement or unless Lender shall otherwise consent in writing, Borrower will not make, and Subordinated Creditor will not accept or receive, any payment of Subordinated Indebtedness until all the Senior Indebtedness has


SUBORDINATION AGREEMENT - Page 2
-----------------------
been indefeasibly paid in full in cash and Lender's commitment to make Advances under the Loan Agreement has terminated.

         3.3 Distributions in Insolvency Proceeding. In the event of any Insolvency Proceeding relative to Borrower or Subordinated Creditor or such party's property, all of the Senior Indebtedness owed by Borrower or Subordinated Creditor shall first be indefeasibly paid in full in cash before any payment on account of principal, premium or interest or otherwise is made upon or in respect of the Subordinated Indebtedness, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities which may be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the Lender for application in payment of the Senior Indebtedness, unless and until all such Senior Indebtedness shall have been indefeasibly paid and satisfied in full in cash. In the event that, notwithstanding the foregoing, upon any such Insolvency Proceeding, any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities, shall be received by a holder of any of the Subordinated Indebtedness before all Senior Indebtedness is indefeasibly paid in full in cash, such payment or distribution shall be immediately paid over to the holder of the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been indefeasibly paid in full in cash, after giving effect to any concurrent payment or distribution to the holder of such Senior Indebtedness.

         3.4      Attorneys-in-Fact, Proof and Voting of Claims.

         (a) Attorneys-in-Fact. Subordinated Creditor, for itself and its heirs, representatives, successors and assigns, hereby irrevocably authorizes and directs Lender, and any trustee in bankruptcy, receiver, custodian or assignee for the benefit of creditors of Borrower in any Insolvency Proceeding, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in this Agreement and irrevocably appoints, which appointment is coupled with an interest, upon any default under the Loan Agreement and during the continuance thereof or any failure to comply with the terms of this Agreement, Lender, or any such trustee, receiver, custodian or assignee, its attorneys-in-fact for such purpose with full powers of substitution and revocation.

         (b) Proof and Vote of Claims. Subordinated Creditor hereby irrevocably appoints, which appointment is irrevocable and coupled with an interest, Lender as Subordinated Creditor's true and lawful attorney, with full power of substitution, in the name of Subordinated Creditor, Lender or otherwise, for the sole use and benefit of Lender, to the extent permitted by law, to prove and vote all claims relating to the Subordinated Indebtedness, either in the name of Lender or in the name of Subordinated Creditor by proof of debt, proof of claim, suit or otherwise, to collect any assets of Borrower and to receive and collect all distributions, securities, property and payments to which Subordinated Creditor would be otherwise entitled on any liquidation of Borrower or any of its property or in any proceeding affecting Borrower or its property under any bankruptcy or insolvency laws or any laws or proceedings relating to the relief of Borrower readjustment, composition or extension of indebtedness or reorganization. In no event shall Lender be liable to Subordinated Creditor for any failure to prove the Subordinated Indebtedness, to exercise any right with respect thereto or to collect any sums payable thereon.


SUBORDINATION AGREEMENT - Page 3
-----------------------

         (c) No Interference. In addition, Subordinated Creditor agrees that to the extent Subordinated Creditor holds any Subordinated Indebtedness at the relevant time, it will not take any action as the holder of any such Subordinated Indebtedness that will impede, interfere with or restrict or restrain the exercise by Lender of rights and remedies under the Loan Documents and, upon the commencement of any Insolvency Proceeding, will take such commercially reasonable actions as the holder of any such Subordinated Indebtedness as may be reasonably necessary or appropriate to effectuate the subordination provided hereby. In furtherance thereof, Subordinated Creditor, in its capacity as a holder of Subordinated Indebtedness, hereby agrees not to oppose any motion filed or supported by Lender for relief from stay or for adequate protection in respect of the Senior Indebtedness and not to oppose any motions supported by Lender for Borrower's use of cash collateral or post-petition borrowing from Lender.

         3.5 Effect of Provisions. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of the Subordinated Indebtedness on the other hand, and none of such provisions shall impair, as between Borrower and the holders of its Subordinated Indebtedness, the obligations of Borrower, which are unconditional and absolute, to pay to such holders all of the Subordinated Indebtedness in accordance with the terms thereof, nor, except as provided in Section 7 below, shall any such provisions prevent the holders of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law or under the terms of such Subordinated Indebtedness upon a default thereunder, subject to the rights, if any, of the holders of Senior Indebtedness under the foregoing provisions of this Agreement.

         3.6 Subrogation, Etc. Subordinated Creditor hereby subordinates to the Senior Indebtedness all rights to be subrogated to the rights of the holders of the Senior Indebtedness in respect of payments or distributions of assets of, or ownership interests in, Borrower made on the Senior Indebtedness.

         3.7 No Payments of Subordinated Debt. Borrower may not, without the prior written consent of Lender, pay or cause to be paid to the Subordinated Creditor, and the Subordinated Creditor may not accept nor retain, payments of principal and interest or other sums owing to Subordinated Creditor on account of any Subordinated Debt.

         4. Agreement to Hold in Trust. If Subordinated Creditor shall receive any payment on account of the Subordinated Indebtedness in violation of this Agreement, it shall hold such payment in trust for the benefit of the holders of the Senior Indebtedness and, promptly upon discovery or notice of such violation, pay it over to Lender on behalf of such holder for application in payment of the Senior Indebtedness.

         5. Amendments to Subordinated Agreements/Additional Liens on Collateral. Subordinated Creditor covenants and agrees that, unless Lender otherwise consents thereto in writing, it will not obtain liens on or security interests in any assets of Borrower as security for the Subordinated Indebtedness, and that to the extent any such liens or security interests are created on or in any assets of Borrower (by operation of law or otherwise), all


SUBORDINATION AGREEMENT - Page 4
-----------------------
such liens and security interests shall be fully subordinated and junior to the liens on and security interests in the assets of Borrower in favor of Lender.

         6. Evidences of Subordinated Indebtedness/Legend. Subordinated Creditor, for itself and its heirs, representatives, successors and assigns as holders of Subordinated Indebtedness, covenants to cause each agreement and instrument representing or evidencing any of the Subordinated Indebtedness issued or executed by Borrower and held by Subordinated Creditor to have affixed upon it a legend which reads substantially as follows:

         "THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AGREEMENT DATED AS OF JANUARY 27, 2005, AMONG VELOCITY INVESTMENTS, L.L.C., VELOCITY ASSET MANAGEMENT, INC., and WELLS FARGO FOOTHILL, INC. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AGREEMENT TO THE SAME EXTENT THAT EACH SUBORDINATED CREDITOR (AS DEFINED THEREIN) IS BOUND."

Subordinated Creditor hereby further covenants and agrees to pledge and deliver to Lender any and all promissory notes or other negotiable instruments evidencing Subordinated Indebtedness and to assign and deliver to Lender any and all collateral therefor as security for such Subordinated Creditor's obligations under this Agreement.

         7. Limit on Right of Action. Subordinated Creditor, for itself and its heirs, representatives, successors and assigns, agrees for the benefit of the holders of the Senior Indebtedness that, except as otherwise provided in the Loan Agreement, so long as the Senior Indebtedness remains outstanding or Lender's commitment to make Advances under the Loan Agreement remains, Subordinated Creditor will not, directly or indirectly, take any action to accelerate or demand payment by Borrower of Subordinated Indebtedness, to exercise any of its remedies in respect of Subordinated Indebtedness, to initiate any Insolvency Proceeding of, or litigation against, Borrower, or to foreclose or otherwise realize on any security given by Borrower or any other person to secure Subordinated Indebtedness prior to the payment in full in cash of the Senior Indebtedness. The foregoing provisions of this Section 7 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the holders of the Subordinated Indebtedness on the other and shall not otherwise limit or affect any rights which the holders of Subordinated Indebtedness may have against Borrower under the terms of the agreements evidencing Subordinated Indebtedness.

         8. Marshaling. Subordinated Creditor, for itself and its heirs, representatives, successors and assigns, hereby expressly waives any right that it otherwise might have to require the holders of Senior Indebtedness to marshal any of the property of Borrower, to resort to any collateral in any particular order or manner, whether provided for by common law or statute, or to enforce any guaranty or any Lien given by Borrower as a condition precedent or concurrent to the exercise of any of their remedies.

         9. Additional Rights of Lender. If Subordinated Creditor, in violation of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against Borrower, Borrower may interpose as a defense


SUBORDINATION AGREEMENT - Page 5
-----------------------
or plea the making of this Agreement and Lender may intervene and interpose such defense or plea in Lender's name or in the name of Borrower. If Subordinated Creditor obtains any assets of Borrower as a result of any administrative, legal or equitable action, or otherwise, Subordinated Creditor agrees forthwith to pay, deliver and assign to Lender any such assets for application to the Senior Indebtedness.

         10. Borrower's and Subordinated Creditor's Additional Agreement. Borrower agrees with Lender that it will not, without Lender's prior written consent, execute or deliver any negotiable or non-negotiable instrument as evidence of the Subordinated Indebtedness or any part thereof, except as otherwise permitted by this Agreement and the Loan Agreement.

         11. Subsequent Changes. Subordinated Creditor expressly agrees that Lender may, in its sole and absolute discretion, without notice to or further assent of Subordinated Creditor and without in any way releasing, affecting or impairing the obligations and liabilities of such Subordinated Creditor hereunder: (i) waive compliance with, or any default under, or grant any other indulgences with respect to, the Loan Documents (including, without limitation, any waiver of a condition to an Advance); (ii) modify, amend or change any provisions of the Loan Documents (including, without limitation, any changes to the interest rates, payment schedules or maximum amount of the Senior Indebtedness); (iii) grant extensions or renewals of or with respect to the Loan Documents, and/or effect any release, compromise or settlement in connection therewith; (iv) agree to the substitution, exchange, release or other disposition of Borrower, any guarantor or other obligor of the Senior Indebtedness or of all or any part of the collateral securing the Senior Indebtedness (whether or not anything or any amount is received in return therefor); (v) make advances for the purpose of performing any term or covenant contained in the Loan Documents, with respect to which Borrower shall be in default; (vi) assign or otherwise transfer the Loan Documents, including, without limitation, this Agreement, or any interest therein; and (vii) deal in all respects with Borrower, the Senior Indebtedness or any Collateral or guaranty securing the Senior Indebtedness as if this Agreement were not in effect. The obligations of Subordinated Creditor under this Agreement shall be absolute and unconditional, irrespective of the genuineness, validity, regularity, enforceability or priority of the Loan Documents or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or Subordinated Creditor. No exercise or nonexercise by Lender of any right given to it hereunder or under the Loan Documents, and no change, impairment or suspension of any right or remedy of Lender, shall in any way affect any of the Subordinated Creditor's obligations hereunder or give Subordinated Creditor any recourse against Lender. No right of any current or future holder of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower; by any act or failure to act by any such holder, by any act or failure to act by any other holder of the Senior Indebtedness, or by any noncompliance by Borrower with the terms hereof, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         12. Waivers. Subordinated Creditor hereby expressly waives, in its capacity as Subordinated Creditor herein,: (i) notice of acceptance of this Agreement; (ii) notice of any default hereunder or under the Loan Documents and of all indulgences; (iii) demand for observance or performance of, or enforcement of, any terms or provisions of this Agreement or the Loan Documents;


SUBORDINATION AGREEMENT - Page 6
-----------------------

(iv) notice of extensions of credit by Lender to Borrower and of any change in the rate at which interest accrues under the Loan Documents; (v) all other notices and demands otherwise required by law which such Subordinated Creditor may lawfully waive; (vi) the right to assert in any action or proceeding hereupon any setoff, counterclaim or other claim which it may have against Lender; (vii) all rights of subrogation, reimbursement or contribution against Borrower which might otherwise arise by reason of Subordinated Creditor's execution or performance of this Agreement; (viii) all rights (statutory or otherwise) that require Lender to make an election of remedies where Lender holds security interests and liens on both the real and personal property of Borrower, any guarantor of or any other obligor on the Senior Indebtedness or to take recourse first or solely against any particular collateral securing the Loan Agreement or the other Loan Documents; (ix) all rights (statutory or otherwise) that restrict, affect or impair the rights or remedies of Lender to collect any deficiency after the application to the Obligations of any proceeds arising from the foreclosure of the Loan Documents; (x) any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by any party hereto, and (x) so long as this Agreement remains in effect, the benefit of all other principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof.

         13. Indulgences Not Waivers. Neither the failure nor any delay on the part of Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

         14. Successors; Continuing Effect, Etc. This Agreement is being entered into for the benefit of the Lender and the holders of the Senior Indebtedness and the Subordinated Indebtedness, and their respective heirs, representatives, successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect so long as there are both Senior Indebtedness and Subordinated Indebtedness outstanding or Lender's commitment to make Advances under the Loan Agreement remains. The liability of each of the Subordinated Creditors hereunder shall be reinstated and revived, and the rights of the holders of the Senior Indebtedness shall continue, with respect to any amount at any time paid on account of the Senior Indebtedness which shall thereafter be required to be restored or returned by the holders of the Senior Indebtedness in any Insolvency Proceeding (including, without limitation, any repayment made pursuant to any provision of Chapter 5 of Title 11, United States Code) or otherwise, all as though such amount had not been paid.

         15. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and no modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by Lender, Borrower, and the Subordinated Creditor.


SUBORDINATION AGREEMENT - Page 7
-----------------------

         16. Miscellaneous. This Agreement, which may be executed in any number of counterparts, shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in said State. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

         17.      CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

         (a) EACH OF THE BORROWER, SUBORDINATED CREDITOR, AND THE LENDER, TO THE EXTENT THAT EACH MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE UNITED STATES DISTRICT COURT LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY, KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY, WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, SUBORDINATED CREDITOR CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE PARTIES AT THE ADDRESSES PROVIDED HEREIN. TO THE EXTENT THAT SUBORDINATED CREDITOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUBORDINATED CREDITOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO THE MAXIMUM EXTENT PERMITTED BY LAW.

         (b) WAIVER OF JURY TRIAL. EACH OF THE BORROWER, SUBORDINATED CREDITOR, AND THE LENDER HEREBY VOLUNTARILY, KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES TRIAL BY JURY IN RESPECT OF ANY ACTION BROUGHT ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE FINANCING UNDER THE LOAN DOCUMENTS OR THE ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREES THAT NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE


SUBORDINATION AGREEMENT - Page 8
-----------------------

ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, SUBORDINATED CREDITOR HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. SUBORDINATED CREDITOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE ADVANCES.

         18. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the applicable party at the addresses indicated below.

         If to Lender:

                  Wells Fargo Foothill, Inc.
                  2450 S. Colorado Ave.
                  Suite 3000 West
                  Santa Monica, California  90404
                  Attention:  Lender Finance Division Manager
                  Telecopy No.:  (310) 453-7413

         and

                  Wells Fargo Foothill, Inc.
                  13727 Noel Road
                  Suite 1020
                  Dallas, Texas  75240
                  Attention: Loan Portfolio Manager - Velocity Investments Telecopy No.: (972) 387-5775

         with a copy (which shall not constitute notice) to:

                  Hughes & Luce, LLP
                  1717 Main Street
                  Suite 2800
                  Dallas, Texas  75201
                  Attention:  Gary G. Null
                  Telecopy No.:  (214) 939-5849


SUBORDINATION AGREEMENT - Page 9
-----------------------

         If to Borrower or to Subordinated Creditor, to:

                  3100 Route 138 West
                  Brinley Plaza, Building 1
                  Wall, New Jersey  07719
                  Attention:  James J. Mastriani
                  Telecopy No.: 732-556-0365

         with a copy to:

                  Ragan & Ragan PC
                  3100 Route 138 West
                  Brinley Plaza, Building 1
                  Wall, NJ 07719
                  Attention:  W. Peter Ragan, Sr.
                  Telecopy No.:  732-280-4108

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

         19. Covenant Not to Challenge. This Agreement has been negotiated by the parties with the expectation and in reliance upon the assumption that the instruments and documents evidencing the Senior Indebtedness and the Subordinated Indebtedness are valid and enforceable. In determining whether to enter into this Agreement, the Subordinated Creditor, on the one hand, and the Lender, on the other hand, have assumed such validity and enforceability, and have agreed to the provisions contained herein, without relying upon any reservation of a right to challenge or call into question such validity or enforceability. As between the Subordinated Creditor, on the one hand, and the Lender, on the other hand, such parties hereby covenant and agree, to the fullest extent permitted by law, that neither the Lender nor the Subordinated Creditor shall initiate in any proceeding a challenge to the validity or enforceability of the documents and instruments evidencing the Senior Indebtedness or the Subordinated Indebtedness, as applicable.

         20. Independent Credit Investigations. Subordinated Creditor, the Lender, and their respective directors, officers, agents, or employees, shall not be responsible to the other for Borrower's solvency, creditworthiness, financial condition, or ability to repay any of its claims or for the accuracy of any recitals, statements, representations, or warranties of Borrower, oral or written, or for the validity, sufficiency, enforceability, or perfection of its claims or its respective loan documents, or any security interests or liens granted by Borrower to any claimant in connection therewith. Each claimant has entered into its respective financing agreements with Borrower based upon his or its own independent investigation, and makes no warranty or representation to the other claimant, nor does he or it rely upon any representation of the other claimant with respect to matters identified or referred to in this paragraph.


SUBORDINATION AGREEMENT - Page 10
-----------------------

         21. Reinstatement. The obligations of Subordinated Creditor under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time all or any part of any payment in respect of any Senior Indebtedness is rescinded or must otherwise be restored or returned directly or indirectly by Lender as a preference, fraudulent transfer or otherwise (whether by demand, settlement, litigation or otherwise), by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, the Borrower or Guarantor or any substantial part of any of their property, or otherwise, all as though such payment had not been made and such rescinded or returned payments shall constitute Senior Indebtedness for all purposes hereunder.

         22. Effect of Bankruptcy/Additional Financing. This Agreement is intended to be enforceable as a subordination agreement under Bankruptcy Code section 510 notwithstanding the commencement of any bankruptcy or other insolvency proceeding by or against Borrower and, to the full extent permitted by law, shall apply with full force and effect to any indebtedness arising pursuant to debtor-in-possession financing arrangements or pursuant to financing arrangements entered into in connection with the confirmation of a plan of reorganization under Chapter 11 of the Bankruptcy Code. Subordinated Creditor acknowledges and consents that, to the extent that the Lender elects at its option to provide to Borrower additional financing upon terms and conditions satisfactory to the Lender and Borrower, whether prior to, during, or after an Insolvency Proceeding, or at any other time prior to the Senior Indebtedness having been indefeasibly paid in full in cash to the Lender, such additional indebtedness (represented by such additional financing), together with any and all interest or fees thereon (collectively, the "Additional Financing"), shall become a part of the Senior Indebtedness, and shall be treated as provided under this Agreement. Further, Subordinated Creditor acknowledges and agrees that such Subordinated Creditor shall not object to any terms or conditions of the Additional Financing, whether in the form of debtor-in-possession financing or cash collateral use, as may be agreed to by the Lender and Borrower, and Subordinated Creditor acknowledges and agrees that Subordinated Creditor shall not be entitled to any adequate protection under the Bankruptcy Code (whether in the form of replacement liens or adequate protection payments) until the Senior Indebtedness is indefeasibly paid in full in cash to the Lender.

         23. No Third Party Beneficiaries. This Agreement is solely for the benefit of the Lender and the other holders of Senior Indebtedness, Subordinated Creditor, and its respective successors and assigns, and neither Borrower nor any other Person is intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. The Lender and the Subordinated Creditor shall have the right to modify or terminate this Agreement at any time without notice to or approval of Borrower or any other Person. Nothing in this Agreement is intended to or shall impair, as between Borrower and Subordinated Creditor, the obligations of Borrower, which are absolute and unconditional, to pay the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of the Subordinated Creditor and creditors of Borrower other than the Lender and the other holders of Senior Indebtedness.


SUBORDINATION AGREEMENT - Page 11
-----------------------

         24. Inconsistent or Conflicting Provisions. In the event a provision of the documents evidencing or governing the Senior Indebtedness or the Subordinated Indebtedness is inconsistent or conflicts with the provisions of this Agreement, the provisions of this Agreement shall govern and prevail.

         25. Counterparts. This Agreement may be executed and delivered in counterparts, including facsimile counterpart signatures (to be followed in due course by delivery of original signature counterparts), shall be effective when each party has delivered its counterpart signature, and all counterparts taken together shall be deemed a single original agreement.

                       *The next page is a signature page*



SUBORDINATION AGREEMENT - Page 12
-----------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the day and year first above written.



                                   BORROWER:

                                   VELOCITY INVESTMENTS, LLC,
                                   a New Jersey Limited Liability Company


                                   By: /s/ W. PETER RAGAN, JR.
                                       -----------------------------------------
                                   Name:   W. Peter Ragan, Jr.
                                         ---------------------------------------
                                   Title:  President
                                          --------------------------------------


                                   SUBORDINATED CREDITOR:

                                   VELOCITY ASSET MANAGEMENT, INC.,
                                   a Delaware corporation


                                   By: /s/ JOHN C. KLEINERT
                                       -----------------------------------------
                                   Name:   John C. Kleinert
                                         ---------------------------------------
                                   Title:  President and CEO
                                          --------------------------------------


                                   TLOP ACQUISITION COMPANY, LLC,
                                   a New Jersey limited liability company


                                   By: /s/ VELOCITY ASSET MANAGEMENT, INC. as
                                       its sole managing member
                                       -----------------------------------------
                                   Name:      John C. Kleinert
                                         ---------------------------------------
                                   Title:     President and CEO
                                          --------------------------------------


                                   LENDER:

                                   WELLS FARGO FOOTHILL, INC.,
                                   a California corporation, as Lender


                                   By: /s/ RYAN WATSON
                                       -----------------------------------------
                                   Name:   Ryan Watson
                                         ---------------------------------------
                                   Title:  Assistant Vice President
                                          --------------------------------------



Signature Page to
-----------------
Subordination Agreement - Page 13
-----------------------

                                    EXHIBIT A
                                    ---------

                            Subordinated Indebtedness
                            -------------------------



Sums owing to Velocity Asset Management, Inc., by Borrower as an intercompany payable for advances or loans made or property transferred to Borrower, but only to the extent that such sums, when added to Borrower's member's equity do not exceed $3,250,000.



Subordination Agreement - Page 14
-----------------------